Exhibit 10 (ax)
ASSIGNMENT OF MEMBERSHIP INTEREST IN
TAUBMAN PROPERTIES ASIA LLC
     This Assignment of Membership Interest in Taubman Properties Asia LLC (the “Assignment”) is made by and between MORGAN PARKER (“Assignor”), and TAUBMAN ASIA MANAGEMENT II LLC, a Delaware limited liability company (“Assignee”), in consideration of the sum of One Thousand U.S. Dollars (US $1,000.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged.
     Assignor hereby sells, assigns and transfers to Assignee, forever, all of Assignor’s right, title and interest in the membership interest (the “Membership Interest”) in Taubman Properties Asia LLC, a Delaware limited liability company (the “Company”), and withdraws as a member of the Company. Assignor agrees to execute and deliver all such further transfers, assignments, conveyances and assurances as may be reasonably requested by Assignee in order to effect the full transfer as contemplated hereby.
     Assignor agrees that he has not assigned, pledged or otherwise transferred all or any portion of his membership interest in the Company and that the Membership interest is free and clear of all liens and encumbrances and agrees to warrant and defend the same against any claims by third parties. Assignor agrees to indemnify, defend and hold harmless Assignee from and against any claim, loss or damages suffered by Assignee arising out of any breach of the preceding sentence. Nothing expressed or implied in this Assignment shall be deemed to be an assumption by Assignee of any liabilities or obligations of Assignor.
     The terms of this Assignment will be binding upon, inure to the benefit of and be enforceable by the respective successors assigns of the parties hereto.
None of the provisions of this Assignment may be waived, changed or altered except in a writing agreed to by all of the parties hereto. This Assignment shall be governed by and be construed in accordance with the laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision that would cause the application of the law of any jurisdiction other than the State of Delaware. This Assignment may be executed in counterparts, each of which shall constitute an original, although not fully executed, but all of which when taken together shall constitute but one Assignment. Delivery of an executed counterpart of this Assignment by telecopier, facsimile or electronic means (e.g.,’’pdf’’) shall be effective as delivery of an original executed counterpart hereof.
Assignor has executed this Assignment as of’ October 4, 2009.

By:	/s/ Morgan Parker
Morgan Parker

ACCEPTANCE
Assignee hereby accepts the foregoing assignment of the Membership Interest.
Assignee has executed this acceptance of Assignment as of October 4, 2009.

TAUBMAN ASIA MANAGEMENT LLC, a Delaware limited liability company

By:	/s/Robert Taubman
Robert Taubman
Its:	Authorized Signatory